Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth certain unaudited pro forma condensed consolidated financial information giving effect to Techne Corporation’s (“Techne”) acquisition of Tocris Holdings Limited (“Tocris”).

The unaudited pro forma condensed consolidated statements of income for the year ended June 30, 2010 and for the six months ended December 31, 2010 (the “Pro Forma Income Statements”), give effect to Techne’s acquisition of Tocris, as discussed in Note 3, as if such acquisition had occurred on July 1, 2009, combining the results of Techne and Tocris for the year ended June 30, 2010 (Techne’s fiscal year end) and for the six month period ended December 31, 2010. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 (the “Pro Forma Balance Sheet”) gives effect to the Tocris acquisition as if it had occurred on December 31, 2010, combining Techne’s December 31, 2010 balance sheet with Tocris’ December 31, 2010 balance sheet. The Pro Forma Income Statements and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information”. The Pro Forma Financial Information is unaudited and does not purport to represent what Techne’s consolidated results of operations would have been if the Tocris acquisition had occurred on July 1, 2009, or what those results will be for any future periods, or what Techne’s consolidated balance sheet would have been if the Tocris acquisition had occurred on December 31, 2010.

The Pro Forma Financial Information is based upon the historical consolidated financial statements of Techne and Tocris and certain adjustments which Techne believes are reasonable, to give effect of the Tocris acquisition. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that Techne believes are reasonable under the circumstances. The purchase price allocation is considered preliminary and subject to change once Techne receives certain information it believes is necessary to finalize the acquisition accounting, as noted in Note 3 to the Pro Forma Financial Information.

The Pro Forma Financial Information has been compiled from the following sources with the following unaudited adjustments:

•

The financial information for Techne has been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and extracted without adjustment from: (i) Techne’s audited consolidated statement of income for the fiscal year ended June 30, 2010, contained in Techne’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 27, 2010; and (ii) Techne’s unaudited consolidated statement of income for the six month period ended December 31, 2010, and Techne’s unaudited consolidated balance sheet as of December 31, 2010, both contained in Techne’s Quarterly Report on Form 10-Q filed with the SEC on February 9, 2011.

•

The financial information for Tocris has been prepared in accordance with UK Accounting Standards and applicable law (UK Generally Accepted Accounting Practice) and derived without material adjustment from: (i) Tocris’ audited consolidated balance sheet and statement of income as of and for the year ended December 31, 2010, contained in this Form 8-K/A; and (ii) Tocris’ unaudited consolidated statements of income for the six month period ended June 30, 2010 and December 31, 2009, both received from Tocris management. These financial statements were originally prepared using pounds sterling as the reporting currency, and have been translated into U.S. dollars in the Pro Forma Financial Information using the methodology and the exchange rates noted below.

•

Certain adjustments have been made to convert Tocris’ UK Generally Accepted Accounting Practice financial information to U.S. GAAP and to align those policies with Techne’s U.S. GAAP accounting policies. The basis of these adjustments is explained in the notes to the Pro Forma Financial Information.

•

Tocris translated the financial information from its U.S. operations into pounds sterling based upon the requirements of UK Generally Accepted Accounting Practice. Based upon its review of Tocris’ historical financial statements and understanding of the differences between U.S. GAAP and UK Generally Accepted Accounting Practice, Techne is not aware of any further adjustments that it would need to make to Tocris’ historical financial statements relating to foreign currency translation.

The pro forma adjustments in the Pro Forma Financial Information have been translated from pounds sterling to U.S. dollars using historic exchanges rates. The average exchange rates applicable to Tocris during the periods presented for the Pro Forma Income Statements and the period end exchange rate for the Pro Forma Balance Sheet are as follows:

		GBP/USD
Year ended June 30, 2010	Average Spot Rate	$1.5818
Six months ended December 31, 2010	Average Spot Rate	$1.5653
December 31, 2010	Period End Spot Rate	$1.5468

The Pro Forma Financial Information should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Information;

•

the consolidated financial statements of Techne for the year ended June 30, 2010 and the related notes thereto, and the consolidated financial statements of Techne for the six months ended December 31, 2010 and related notes thereto; and

•	the consolidated financial statements of Tocris for the year ended December 31, 2010 and the related notes thereto, included in this Form 8-K/A.

TECHNE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED JUNE 30, 2010

(In thousands, except per share amounts)

	Year Ended June 30, 2010 Techne	Year Ended June 30, 2010 Note 1(a) Tocris				Pro Forma Techne
	(in USD)	(in GBP)	(in USD)	Pro Forma and GAAP Adjustments	Note	(in USD)

Net sales	$269,047	£11,295	$17,866	$—		$286,913
Cost of sales	54,463	1,997	3,159	2,529	4(e)	60,151

Gross Margin	214,584	9,298	14,707	(2,529)		226,762

Operating expenses:
Selling, general and administrative	32,175	2,343	3,706	1,311	4(e); 4(h)	37,192
Research and development	25,121	—	—	300	4(h)	25,421
Amortization of intangibles	960	463	732	(732)	4(e)	960

Total operating expenses	58,256	2,806	4,438	879		63,573

Operating income (loss)	156,328	6,492	10,269	(3,408)		163,189

Other income (expense):
Interest income (expense)	4,375	(997)	(1,577)	337	4(b); 4(c)(ii)	3,135
Other non-operating, net	(4,257)	—	—	—		(4,257)

Total other income	118	(997)	(1,577)	337		(1,122)

Earnings before income taxes	156,446	5,495	8,692	(3,071)		162,067
Income taxes	46,670	1,743	2,757	(918)	4(g)(iii)	48,509

Net Earnings	$109,776	£3,752	$5,935	$(2,153)		$113,558

Pro forma income per common and equivalent share:
Basic	$2.95					$3.05
Diluted	$2.94					$3.04

Shares used in pro forma per share computation:
Basic	37,255				4(i)	37,255
Diluted	37,347				4(i)	37,347

See notes to pro forma condensed consolidated financial information

TECHNE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

SIX MONTH PERIOD ENDED DECEMBER 31, 2010

(In thousands, except per share amounts)

	Six Month Period Ended December 31, 2010 Techne	Six Month Period Ended December 31, 2010 Note 1(b) Tocris				Pro Forma Techne
	(in USD)	(in GBP)	(in USD)	Pro Forma and GAAP Adjustments	Note	(in USD)

Net sales	$135,653	£5,693	$8,911	$—		$144,564
Cost of sales	30,459	1,082	1,694	1,265	4(e)	33,418

Gross Margin	105,194	4,611	7,217	(1,265)		111,146

Operating expenses:
Selling, general and administrative	15,917	1,321	2,067	656	4(e); 4(h)	18,640
Research and development	13,222	—	—	150	4(h)	13,372
Amortization of intangibles	341	231	362	(362)	4(e)	341

Total operating expenses	29,480	1,552	2,429	444		32,353

Operating income (loss)	75,714	3,059	4,788	(1,709)		78,793

Other income (expense):
Interest income (expense)	1,867	(370)	(579)	(41)	4(b); 4(c)(ii)	1,247
Other non-operating, net	(955)	—	—	—		(955)

Total other income	912	(370)	(579)	(41)		292

Earnings before income taxes	76,626	2,689	4,209	(1,750)		79,085
Income taxes	23,719	818	1,280	(541)	4(g)(iii)	24,458

Net Earnings	$52,907	£1,871	$2,929	$(1,209)		$54,627

Pro forma income per common and equivalent share:
Basic	$1.43					$1.47
Diluted	$1.42					$1.47

Shares used in pro forma per share computation:
Basic	37,066				4(i)	37,066
Diluted	37,131				4(i)	37,156

See notes to pro forma condensed consolidated financial information

TECHNE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2010

(In thousands)

	December 31, 2010 Techne	December 31, 2010 Tocris				Pro Forma Techne
	(in USD)	(in GBP)	(in USD)	Pro Forma and GAAP Adjustments	Note	(in USD)
ASSETS
Cash and cash equivalents	$135,875	£1,645	$2,544	$(126,500)	4(b); 4(d)	$11,919
Short-term available-for-sale investments	58,987	—	—			58,987
Trade accounts receivable, net	28,228	1,063	1,644			29,872
Income tax receivable	1,671	—	—			1,671
Other receivables	1,986	—	—			1,986
Inventories	13,736	4,085	6,319	24,595	4(a)(iii)	44,650
Deferred income taxes	12,119	—	—	(6,024)	4(h)	6,095
Prepaid expenses	958	—	—			958

Total current assets	253,560	6,793	10,507	(107,929)		156,138

Available-for-sale investments	158,666	—	—			158,666
Property and equipment, net	95,096	778	1,203			96,299
Goodwill	25,068	7,402	11,450	52,518	3; 4(a)(ii)	89,036
Intangible assets, net	1,703	—	—	48,425	4(a)(i)	50,128
Deferred income taxes	1,063	—	—			1,063
Investments in unconsolidated entities	20,012	—	—			20,012
Other assets	440	—	—			440

	$555,608	£14,973	$23,160	$(6,986)		$571,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$—	£733	$1,134	$(1,134)	4(c)(i)	$—
Trade accounts payable	3,918	261	404			4,322
Salaries, wages and related accruals	3,087	—	—			3,087
Other accounts payable and accrued expenses	2,443	1,054	1,630	(698)	4(c)(i)	3,375
Income taxes payable	4,224	1,094	1,692			5,916

Total current liabilities	13,672	3,142	4,860	(1,832)		16,700

Long-term debt	—	6,045	9,350	(9,350)	4(c)(i)	—
Deferred taxes payable	—	111	172	12,974	4(a)(iv); 4(h)	13,146

Common stock	371	1,500	2,320	(2,320)	4(f)	371
Additional paid-in-capital	127,228	1,400	2,166	(2,166)	4(f)	127,228
Retained earnings	433,387	2,775	4,292	(4,292)	4(f)	433,387
Accumulated other comprehensive loss	(19,050)	—	—			(19,050)

Total stockholders’ equity	541,936	5,675	8,778	(8,778)	4(f)	541,936

	$555,608	£14,973	$23,160	$(6,986)		$571,782

See notes to pro forma condensed consolidated financial information

TECHNE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

The accompanying Pro Forma Income Statements for the year ended June 30, 2010, and for the six month period ended December 31, 2010, give effect to Techne’s acquisition of Tocris as discussed in Note 3, as if such acquisition had occurred on July 1, 2009, combining the results of Techne and Tocris for the year ended June 30, 2010 and for the six month period ended December 31, 2010 (Tocris’ fiscal year end). The accompanying Pro Forma Balance Sheet as of December 31, 2010 gives effect to the Tocris acquisition as if it had occurred on December 31, 2010, combining the consolidated balance sheet of Techne and Tocris as of December 31, 2010. The Pro Forma Financial Information is unaudited and does not purport to represent what Techne’s consolidated results of operations would have been if the Tocris acquisition had occurred on July 1, 2009, or what those results will be for any future periods; or what Techne’s consolidated balance sheet would have been if the Tocris acquisition had occurred on December 31, 2010.

(a) Year Ended June 30, 2010

Tocris’ financial statements for the year ended June 30, 2010 were derived by removing the financial results for the six month period ended December 31, 2010 from its year ended December 31, 2010 financial results and adding the financial results for the six month period ended December 31, 2009.

(b) Six Month Period Ended December 31, 2010

The financial statements of Tocris for the six month period ended December 31, 2010 were derived by removing the financial results for the six month period ended June 30, 2010 from the December 31, 2010 financial results. No duplicated operating information is included in the periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Techne. The accounting policies of Tocris were not deemed to be materially different from those adopted by Techne. Adjustments were made for presentational differences between UK Generally Accepted Accounting Practice and U.S. Generally Accepted Accounting Principals (GAAP), as set out further in Note 4, together with adjustments arising as part of the acquisition accounting.

The Tocris financial information has been translated from pounds sterling to U.S. dollars using the average exchange rates applicable during the periods presented in the Pro Forma Statements of Income and the period end spot rate for the Pro Forma Balance Sheet.

3. TOCRIS ACQUISITION

On May 3, 2011, Techne announced that on April 28, 2011, two wholly-owned subsidiaries of Techne, Research and Diagnostic Systems, Inc., a Minnesota corporation (“RDS”), and R&D Systems Europe Ltd. (“RDSE”), a United Kingdom company, entered into a Share Purchase Agreement (the “Agreement”) with the shareholders of Tocris pursuant to which RDS and RDSE collectively acquired all of the outstanding stock of Tocris in exchange for cash. Through the acquisition of Tocris, RDS and RDSE also acquired the following subsidiaries of Tocris (collectively the “Tocris Entities”):

•	Tocris Investments Limited, a United Kingdom company and wholly-owned subsidiary of Tocris;

•	Tocris Cookson Limited, a United Kingdom company and wholly-owned subsidiary of Tocris Investments Limited; and

•	Tocris Cookson, Inc., a Delaware corporation and wholly-owned subsidiary of Tocris Cookson Limited.

RDS and RDSE acquired the shares of Tocris for total consideration of £75.0 million (approximately $124 million at the exchange rate of £1.00:$1.6528 on April 28, 2011), which consists of approximately £68.0 million ($112.4 million) paid to Tocris shareholders and approximately £7.0 million (approximately $11.6 million) used to pay the Tocris Entities’ external debt at closing. Pursuant to the agreement, £7.5 million of the purchase price paid to Tocris’ shareholders will be held in escrow for 18 months to secure warranty and indemnity obligations of the shareholders contained in the Agreement, and £1.0 million of the purchase price was held in escrow pending confirmation of the final levels of cash, debt and working capital of Tocris at closing. The purchase price may be adjusted post-closing based on these measurements.

Pursuant to the Agreement, the Tocris shareholders, other than the institutional shareholders, are subject to non-compete and non-solicitation obligations for three years following the closing. In connection with the acquisition, Tocris has entered into new employment agreements with key managers of Tocris.

The total purchase price and related preliminary excess total purchase price over fair value of net assets acquired is as follows (in thousands):

Total purchase price		$123,956

Book value of net assets acquired	$8,569
Fair value adjustments to inventories	24,595

Fair value of tangible net assets acquired		$33,164

Identifiable intangibles at acquisition-date fair value
Trademark/Trade Name	16,526
Developed Technology	25,288
Customer Relationships	6,611

		48,425
Deferred taxes		(18,998)

		62,591

Residual goodwill		$61,365

Except as discussed in Note 4 below, the carrying value of assets and liabilities in Tocris’ financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

The total purchase price allocation is considered preliminary and is subject to change once Techne receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed. Thus the allocation of total purchase price is subject to refinement, and additional adjustments to record the fair value of all assets acquired and liabilities assumed may be required.

Residual goodwill at the date of acquisition varies from goodwill presented in the Pro Forma Financial Information due to changes in the net book value of tangible assets during the period January 1, 2011 through the date of acquisition and different currency exchange rates at December 31, 2010 and the date of acquisition.

4. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Information is based upon the historical consolidated financial statements of Techne and Tocris and certain adjustments which Techne believes are reasonable to give effect to the Tocris acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Information included herein was prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, Techne believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Information provide a reasonable basis for presenting the pro forma effects of the Tocris acquisition.

Other than those described below, Techne believes there are no adjustments, in any material respects, that need to be made to present the Tocris financial information in accordance with U.S. GAAP, or to align Tocris’ historical accounting policies with Techne’s U.S. GAAP accounting policies.

The adjustments made in preparing the Pro Forma Financial Information are as follows:

(a) Fair Value Acquisition Accounting Adjustments:

For purposes of the pro forma presentation, the following adjustments were made to reflect our preliminary estimate of the fair value of the net assets acquired:

i.	The intangible assets with finite lives of Tocris have been increased by approximately $48.4 million to reflect our preliminary estimate of the fair value of the acquired intangible assets, including trade names, technology assets, and customer relationship assets. The purchase price allocated to these intangible assets was based on management’s forecasted cash inflows and outflows and using a relief-from-royalty and a multi-period excess earnings method to calculate the fair value of assets purchased with consideration to other factors including an independent valuation of management’s assumptions.

ii.	The historical carrying value of Tocris’ goodwill as of the acquisition date of approximately $11.5 million (which relates to prior Tocris acquisitions) was eliminated.

iii.	The $24.6 million increase in inventories relates to the recognition of the fair value of these inventories. The preliminary fair value of inventories was determined based on quantities acquired, selling prices at the date of acquisition and management’s assumptions regarding units that have future value and costs to sell such inventories.

Tocris produces batches of established products in quantities greater than current sales requirements due to economies of scale. The Tocris products have long life-cycles. While the recording of Tocris inventories is not expected to have a continuing impact on cost of goods sold, the sale of inventory held at the date of acquisition will likely be sold over a number of years. It is estimated that the increase in inventories due to fair value adjustments will be charged to Techne’s cost of goods sold approximately as follows: $8.5 million in the first year following the acquisition; $6.2 million in the second year following the acquisition; $4.4 million in the third year following the acquisition; $3.5 million in the fourth year following the acquisition and $2.0 million in the fifth year following the acquisition.

iv.	Techne recorded a net deferred tax liability impact of $19.0 million related to the fair value purchase accounting adjustments discussed above.

Adjustments were also made to the acquired assets and assumed liabilities of Tocris to align the Tocris financial information prepared using UK Generally Accepted Accounting Practice with Techne’s U.S. GAAP accounting policies. See Note 4(g)-Income Taxes and 4(h)-Reclassifications below.

Goodwill, representing the total excess of the total purchase price over the fair value of the net assets acquired, was approximately $61.4 million at the date of acquisition. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(b) Acquisition Funding

The Tocris acquisition was funded through the use of approximately $124.0 million of cash held by Techne at the time of acquisition. Adjustments were made in the Pro Forma Financial Information to reduce interest income by an estimated amount of interest income that will be lost because of lower invested fund balances. A 1.0% rate of return was assumed based upon recent and projected yields earned by Techne.

(c) Debt

i.	Debt Borrowing of Tocris

In accordance with the Agreement, at closing, certain cash paid by Techne to acquire Tocris was used to satisfy all outstanding debt and accrued dividends on the preference shares of Tocris.

ii.	Interest Expense

Adjustments were made in the Pro Forma Financial Information to eliminate interest expense paid by Tocris related to its outstanding debt in the year ended June 30, 2010 and the six months ended December 31, 2010 because, as explained in Note 4(c)(i) above, all such debt was satisfied at the time the acquisition was closed.

(d) Cash held by Tocris

All cash held by Tocris on the date of close was ultimately returned to Tocris shareholders in accordance with the Agreement.

(e) Amortization Expense Related to Acquired Intangible Assets

Acquired finite-lived intangible assets were recorded at their estimated fair value of approximately $48.4 million. The weighted-average useful life of the acquired intangible assets is estimated at 12 years. Adjustments to record estimated amortization expense of $4.1 million and $2.1 million, respectively, were made for the year ended June 30, 2010 and the six month period ended December 30, 2010, and were reflected in the Pro Forma Statement of Income as follows (dollars in thousands):

Intangible Asset	Fair Value	Life (in years)	Annual Amortization	P/L Category
Developed Technology	$25,288	10	$2,529	Cost of Sales
Trademark/Trade Name	16,526	15	1,102	Selling, General & Administrative
Customer Relationships	6,611	13	509	Selling, General & Administrative

	$48,425		$4,140

In addition, adjustments to reverse amortization expense of $732,000 and $362,000, respectively, were made for the year ended June 30, 2010 and the six month period ended December 31, 2010, respectively. These expenses related to Tocris acquisition-related intangible assets that existed prior to the acquisition,and were subsequently eliminated on the acquisition date. These expenses were previously reflected in the Selling, General and Administrative Expense line item by Tocris.

(f) Elimination of Tocris’ Stockholder Equity

An adjustment of $8.8 million to eliminate Tocris’ stockholders’ equity balances was recorded in the Pro Forma Balance Sheet.

(g) Income Taxes

The following pro forma adjustments related to income taxes were made to the Pro Forma Balance Sheet:

i.	Techne recorded a net deferred tax liability of $19.0 million related to the fair value acquisition accounting adjustments discussed in 4(a)(iv) above.

ii.	Under UK Generally Accepted Accounting Practice, Tocris classified the deferred tax assets and liabilities as non-current. Under U.S. GAAP, deferred taxes are classified between current and non-current portions, consistent with the classification of the underlying assets or liabilities that give rise to the temporary difference, disclosed separately and presented on a net basis, by tax jurisdiction. Note 4(h) further describes the reclassification to reflect this presentation difference.

The following pro forma adjustments related to income taxes were made to the Pro Forma Statements of Income:

iii.	Adjustments to income tax (provision) benefit have been recorded for the other pro forma adjustments using the weighted average statutory rate in effect during the periods for which the Pro Forma Statements of Income are presented.

(h) Reclassifications

Certain balances were reclassified from the Tocris consolidated financial statements so their presentation would be consistent with Techne.

The following reclassifications were made to the unaudited Pro Forma Balance Sheet (in thousands):

Increase/(Decrease)
Deferred income tax liability	$6,024
Non-current deferred income taxes	(6,024)

The following reclassifications were made to the unaudited Pro Forma Statement of Income for the year ended June 30, 2010 (in thousands):

Increase/(Decrease)
Selling, general and administrative	$(300)
Research and development	300

The following reclassifications were made to the Pro Forma Statement of Income for the six months ended December 31, 2010 (in thousands):

Increase/(Decrease)
Selling, general and administrative	$(150)
Research and development	150

(i) Earnings per Common Share

Pro forma earnings per common share for the year ended June 30, 2010 and the six month period ended December 31, 2010, have been calculated using the same weighted average number of common shares outstanding used by Techne in its earnings per share calculations.